UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2023, Acreage Holdings, Inc. (the “Company” or “Acreage”) announced that Carl B. Nesbitt, the Company’s Chief Financial Officer, submitted his written resignation from his role at the Company, effective December 31, 2023. Mr. Nesbitt resigned to pursue other opportunities. Mr. Nesbitt has also resigned from his position as a member of the Company’s Board of Directors and the boards of directors of any of the Company’s subsidiaries, effective as of December 8, 2023.

The Board of Directors (the “Board”) of the Company has appointed Philip Himmelstein, the Company’s current Vice President of Financial Planning & Analysis, to serve as the interim Chief Financial Officer and the Company’s principal financial officer, effective December 31, 2023.

On December 8, 2023, the Company entered into an offer letter (the “Himmelstein Offer Letter”) with Mr. Himmelstein with respect to his employment as interim Chief Financial Officer. The Himmelstein Offer Letter provides for Mr. Himmelstein to receive an annual base salary of $260,000 and, subject to approval by the Board, and to be granted as soon as is practicable, a one-time additional equity award of 400,000 shares, resulting in a total equity grant to Mr. Himmelstein for the year of 600,000 shares when combined with an award previously received, in the form of 360,000 floating shares and 240,000 fixed shares. The additional 400,000 equity awards will vest on July 1, 2024.

The Himmelstein Offer Letter also provides that Mr. Himmelstein will be eligible for an annual bonus award of $195,000 to be paid on or about April 1, 2024 if Mr. Himmelstein remains actively employed on such date.

There are no arrangements or understandings with any other person pursuant to which Mr. Himmelstein was appointed as the Company’s interim Chief Financial Officer, and there are no family relationships between Mr. Himmelstein and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Himmelstein and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On December 8, 2023, Acreage issued a news release announcing Mr. Nesbitt’s departure and Mr. Himmelstein’s interim appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. In addition, a copy of the Himmelstein Offer Letter is filed with this report as Exhibit 10.1. The foregoing description of the terms of the Himmelstein Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter between Acreage Holdings, Inc. and Philip Himmelstein, dated December 8, 2023.
99.1	Press Release of Acreage Holdings, Inc., dated December 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACREAGE HOLDINGS, INC.

By:	/s/ Corey Sheahan
Corey Sheahan Executive Vice President, General Counsel and Secretary

Date: December 13, 2023